Exhibit 99.1
Tidelands Royalty Trust ‘B’

News Release

TIDELANDS ROYALTY TRUST “B”
ANNOUNCES FIRST QUARTER CASH DISTRIBUTION
     DALLAS, Texas, March 20, 2008 — U.S. Trust, as Trustee of Tidelands Royalty Trust “B” (OTC BB: TIRTZ.OB), today declared a quarterly cash distribution to the holders of its units of beneficial interest of $.686350 per unit, payable on April 14, 2008, to unit holders of record on March 31, 2008. Tidelands’ distributions to unitholders are determined by royalties received up to the date the amount is declared. There is a delay of about three months between the month of production and the time of payment.
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Contact:	Ron E. Hooper Senior Vice President U.S. Trust, Bank of America Private Wealth Management Toll Free — 800.985.0794